UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Corrections Corporation of America
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each Class of securities to which transaction applies:

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SUPPLEMENT TO

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 16, 2013

This proxy statement supplement, dated May 1, 2013, supplements the Corrections Corporation of America (the “Company”) proxy statement, filed with the Securities and Exchange Commission on April 8, 2013, relating to the 2013 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Thursday, May 16, 2013, at our corporate headquarters, 10 Burton Hills Boulevard, Nashville, Tennessee.

Due to an administrative error, the tables under the heading “Potential Payments Upon Termination or Change in Control” erroneously included amounts of Excise Tax & Gross-Up benefits for our named executive officers in the event that their employment with the Company was terminated due to a change-in-control on December 31, 2012. Pursuant to each of their employment agreements, none of our named executive officers are eligible for any excise tax and gross-up payments in connection with a change-in-control termination. The other information in the tables regarding the potential payments upon termination or a change in control of the Company is correct.